UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2024 (the “Effective Date”), AmeriGas Propane, L.P. (the “Borrower”), a Delaware limited partnership and an indirect, wholly owned subsidiary of UGI Corporation, a Pennsylvania corporation, entered into that certain Revolving Credit and Security Agreement (the “Credit Agreement”), by and among the Borrower, the other borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto (collectively, the “Lenders”) and PNC Bank, National Association, as agent for the Lenders (the “Agent”). In connection with the entering into of the Credit Agreement, the Borrower paid off in full and terminated that certain Credit Agreement, dated as of September 28, 2022 (as amended, restated, amended and restated or otherwise modified from time to time, the “Existing Credit Agreement”), by and among AmeriGas Propane, L.P., AmeriGas Propane, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

The Credit Agreement provides for a $200 million asset-based revolving credit facility, including a $20 million sublimit for the issuance of letters of credit. The Borrower has the option to increase the commitments under the Credit Agreement by up to an additional $150 million, to a total of $350 million, upon the receipt of commitments from one or more lenders and subject to the terms and conditions of the Credit Agreement. The maximum borrowings permitted to be made at any time under the Credit Agreement is equal to (a) the lesser of (x) the Formula Amount for the borrowing base and (y) the Maximum Revolving Advance Amount less the outstanding Advances less the maximum undrawn amount of all outstanding letters of credit less unreimbursed fees and expenses owing to the Agent or any Lender. The Formula Amount for the borrowing base is equal to (a) the lesser of (i) 100% of qualified cash and (ii) $75 million, plus (b) the sum of 85% of eligible receivables plus 85% of eligible credit card receivables plus (c) 80% of eligible inventory less (d) the maximum undrawn amount of all outstanding letters of credit less (e) reserves established by the Agent.

At the Borrower’s election from time to time, borrowings under the Credit Agreement will bear interest at either (i) the base rate, defined as the highest of (a) the Agent’s prime rate, (b) the federal funds rate plus 0.50% and (c) the daily simple SOFR rate plus 1%, in each case, plus the applicable margin or (ii) the adjusted term SOFR rate plus the applicable margin. The applicable margin for base rate loans ranges from 0.75% to 1.25%, and for SOFR loans from 1.75% to 2.25%, depending on the quarterly average undrawn availability under the Credit Agreement. The adjusted term SOFR rate is defined as the term SOFR reference rate for the selected interest period, plus 0.10% per annum. The Credit Agreement includes customary provisions with respect to the replacement of the adjusted term SOFR rate.

The Credit Agreement has a maturity date of the fifth anniversary of the Effective Date. The Borrower may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty. The Credit Agreement requires compliance with conditions precedent that must be satisfied prior to any borrowing.

The borrowings under the Credit Agreement are secured by certain assets of the Borrower, including, but not limited to, receivables and inventory, and the obligations under the Credit Agreement are guaranteed by any material subsidiaries of the Borrower. As of the Effective Date, there are no guarantors. Proceeds of the Credit Agreement were used to refinance the Borrower’s existing credit facility and are available to finance the working capital needs of the Borrower and its subsidiaries and for general corporate purposes.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants relating to financial reporting, compliance with laws and material contractual obligations, payment of obligations including tax liabilities, preservation of existence, books and records and inspection rights, maintenance of properties and insurance, limitations on indebtedness and liens, restrictions on mergers and sales of assets, and limitations on investments, restricted payments and transactions with affiliates. In addition, the Credit Agreement requires the Borrower to abide by certain financial covenants from time to time, as follows: (i) a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not more than 1.00 to 1.00 during a Financial Covenant Testing Period (as defined in the Credit Agreement); and (ii) commencing on the date that is 91 days prior to the earliest stated maturity of any Senior Notes (as defined in the Credit Agreement), Liquidity (as defined in the Credit Agreement) not less than the sum of (x) the outstanding principal balance of any Senior Notes maturing within 91 days of the date of determination, plus (y) 20% of the available loans under the Credit Agreement.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to the Senior Notes and other indebtedness in excess of a threshold amount, the bankruptcy or insolvency of the Borrower or any of the Borrower’s significant subsidiaries, monetary judgment defaults in excess of a threshold amount, change of control, and ERISA defaults resulting in a material adverse effect. In the event of a default, the Agent may, and at the request of the requisite number of Lenders shall, declare all amounts owed under the Credit Agreement immediately due and payable. For defaults related to insolvency, all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On August 2, 2024, the Borrower terminated without penalty its Existing Credit Agreement, as described in Item 1.01 above. The information set forth above in Item 1.01 regarding the Existing Credit Agreement is hereby incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation. This description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
10.1

Revolving Credit and Security Agreement, dated August 2, 2024, by and among AmeriGas Propane, L.P., the other borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as agent.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

August 6, 2024	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary